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                      MORGAN STANLEY INVESTMENT MANAGEMENT
                                 CODE OF ETHICS

EFFECTIVE XXXX XX, XXXX

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(Print Name)

     The investment advisors, advisors, distribution companies and related service companies listed on the attached Schedule A that operate within Morgan
Stanley Investment Management (each; a "Covered Company" and collectively,
"Investment Management") have adopted this Code of Ethics (the "Code"). The principal objectives of the Code are (i) to provide policies and procedures consistent with applicable law and regulation, including Rule 17j-1 under the
Investment Company Act of 1940, as amended (the "1940 Act"), and Section 204 A of the Investment Advisers Act of 1940, as amended (the "Advisers Act"), and
(ii) to ensure that the personal trading and other business activities of
Employees of Investment Management (defined in Section III. below) are conducted in a manner consistent with applicable law and regulation and the general principles set forth in the Code.

     Employees of Investment Management are also subject to the "Morgan
Stanley Code of Conduct - Securities and Asset Management Businesses" (the
"Code of Conduct"), which can be found on the Morgan Stanley Today intranet site at http://law.corp.msdw.com:8080/portal/cr/
code_of_conduct_securities_assetmgmt_12_7_00.pdf, and the Morgan Stanley Code of
Ethics and Business Practices, which can be found at
http://law.sso.corpms.com/portal/cr/finalcodeofethicselectronicversion.pdf.
Employees are reminded that they are also subject to other Morgan Stanley
Investment Management policies, including policies on insider trading, the receipt of gifts, the handling of all internally distributed proprietary and confidential information, Morgan Stanley Investment Management Senior Loan
Firewall Procedures, and service as a director of a publicly traded company. All internally distributed information is proprietary and confidential information and should not be discussed with people outside of Morgan Stanley Investment
Management or shared with anybody outside of the Investment Department.

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I.   Summary of Policy/Procedures

     The Code is designed to ensure that all acts, practices and courses of business engaged in by Employees are conducted in accordance with the highest possible standards and to prevent abuses or even the appearance of abuses by Employees relating to their personal trading and other business activity. The Code accomplishes this by requiring, among other things, that
     Employees:

          o    Pre-clear all personal securities transactions, including
               transactions in Morgan Stanley securities;

          o    Pre-clear the opening of brokerage and mutual fund accounts;

          o    Maintain such accounts at Morgan Stanley (exceptions may be granted in unusual circumstances by the Local Compliance Group);

          o    Report all securities transactions on a quarterly basis;

          o    Not enter into a personal transaction in a Covered Security
               (defined in Section V. below) if there is an open order to purchase or sell that Covered Security for a Fund or a Managed
               Account (defined in Section II. below);

          o    Not acquire any security in an initial public offering (IPO) or any other public underwriting;

          o    Not acquire any private placements unless special permission is obtained from the Code of Ethics Review Committee (defined in
               Section VI. below);

          o    Not serve on the board of any company without prior approval from the Code of Ethics Review Committee;

          o    Not sell Covered Securities at a profit unless the Covered
               Securities have been held for at least 60 days;

          o    Not sell Covered Securities under any circumstances unless the
               Covered Securities have been held for at least 30 days;

          o    Not purchase any Covered Security sold by the Employee within the previous 30 days;

          o    Not purchase any Covered Security sold by the Employee within the previous sixty days if the purchase price is lower than any sale price within the 60-day period;

          o    Report all holdings on an annual basis and certify annually that they have read and understand the provisions of the Code;

          o    Who are portfolio managers or analysts, or who report to a portfolio manager or analyst, not trade in a security if accounts they manage trade in the same security within the 7 days prior to or 7 days following the Employee's transaction;

          o    Are subject to the reporting requirements of Section V.
               subsection D. and the holding period restrictions contained in
               Section V. subsection B.2. with respect to transactions and holdings in shares of Morgan Stanley/Van Kampen open-end
               investment companies (mutual funds) and the prior approval restriction for opening of accounts for purchase of Morgan
               Stanley and Van Kampen open end

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               mutual funds as per Section V. subsection C.1.b, but are exempt from the pre-clearance requirement of Section V. subsection
               C.1.a. with respect to these funds;

          o    Are subject to the reporting requirements of Section V.
               subsection D. and the holding period restrictions contained in
               Section V. subsection B.2. with respect to transactions in Morgan
               Stanley and Van Kampen mutual funds within the Morgan Stanley
               401(k) Plan. However, these transactions are exempt from the pre-clearance requirement of Section V. subsection C.1.a.

     While the provisions of the Code, including exceptions to its general provisions, are more specifically described below, each Employee should note that with respect to their personal securities transactions, compliance with the Code is a matter of understanding the basic requirements set forth above and making sure that the steps the Employee takes with respect to each personal securities transaction, and their personal investment activity in general, are in accordance with these requirements. Employees with interpretative questions or any other questions are strongly urged to consult with their Local Compliance Group prior to taking the action in question.

II.  General Principles

     A.   Shareholder and Client Interests Come First

          Every Employee owes a fiduciary duty to the shareholders of registered investment companies (each; a "Fund" and collectively, the "Funds")
          and to the Managed Account Clients (defined as clients other than registered investment companies including unregistered investment companies, institutional clients and individuals). This means that in every decision relating to investments, every Employee must recognize the needs and interests of the Fund shareholders and the Managed
          Account Clients, and be certain that at all times the interests of the
          Fund shareholders and other Managed Account Clients are placed ahead of any personal interest.

     B.   Avoid Actual and Potential Conflicts of Interest

          The restrictions and requirements of the Code are designed to prevent behavior, which actually or potentially conflicts, or raises the appearance of actual or potential conflict, with the interests of the
          Fund shareholders or the Managed Account Clients. It is of the utmost importance that the Personal Securities Transactions of Employees
          (defined in Section V below) be conducted in a manner consistent with both the letter and spirit of the Code, including these principles, to ensure the avoidance of any such conflict of interest, or abuse of an individual's position of trust and responsibility.

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III. Access Persons

     "Access Persons" shall include all directors, officers, and employees of
     Investment Management as well as certain other persons falling within such definition under Rule 17j-1 under the 1940 Act and such other persons that may be so deemed by each Local Compliance Group from time to time, except those persons who are not officers and directors of an investment adviser under Morgan Stanley Investment Management and who meet the following criteria: (i) directors and officers of Morgan Stanley Distributors, Morgan
     Stanley Distribution, Morgan Stanley & Co., and Van Kampen Funds Inc. (each a "Distributor" and collectively, the "Distributors") that do not devote substantially all of their working time to the activities (including distribution activities) of an investment adviser under Morgan Stanley
     Investment Management; (ii) directors and officers of the Distributors that do not, in connection with their regular functions and duties, participate in, obtain information with respect to, or make recommendations as to, or purchase and sell securities on behalf of a Fund or a Managed Account
     Client; and (iii) directors and officers of the Distributors that do not have access to information regarding the day-to-day investment activities of Investment Management shall not be deemed Access Persons. Such persons are, however, subject to the Code of Conduct. The Local Compliance Group for each Covered Company will identify all Access Persons of Investment
     Management and notify them of their pre-clearance and reporting obligations at the time they become an Access Person. Access Persons will be referred to as "Employees" throughout the Code. Employees with questions concerning their status as Access Persons are urged to consult with their Local
     Compliance Group.

IV.  Grounds for Disqualification from Employment

     Pursuant to the terms of Section 9 of the 1940 Act, no director, officer or employee of a Covered Company may become, or continue to remain, an officer, director or employee without an exemptive order issued by the U.S.
     Securities and Exchange Commission if such director, officer or employee:

     A.   within the past ten years has been convicted of any felony or misdemeanor (i) involving the purchase or sale of any security; or
          (ii) arising out of their conduct as an underwriter, broker, dealer, investment adviser, municipal securities dealer, government securities broker, government securities dealer, transfer agent, or entity or person required to be registered under the U.S. Commodity Exchange
          Act, or as an affiliated person, salesman or employee of any investment company, bank, insurance company or entity or person required to be registered under the Commodity Exchange Act; or

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     B.   is or becomes permanently or temporarily enjoined by any court from:
          (i) acting as an underwriter, broker, dealer, investment adviser, municipal securities dealer, government securities broker, government securities dealer, transfer agent, or entity or person required to be registered under the U.S. Commodity Exchange Act, or as an affiliated person, salesman or employee of any investment company, bank, insurance company or entity or person required to be registered under the U.S. Commodity Exchange Act; or (ii) engaging in or continuing any conduct or practice in connection with any such activity or in connection with the purchase or sale of any security.

     It is your obligation to immediately report any conviction or injunction falling within the foregoing provisions to the Chief Legal or Compliance
     Officer of Investment Management.

V.   Personal Securities Transactions

     A.   Prohibited Conduct

          No Employee shall buy or sell any "Covered Security" (defined as all securities, any option to purchase or sell, and any security convertible into or exchangeable for such securities, with the exception of those described in sub-section C.3. below) for his/her own account or for an account in which the individual has, or as a result of the transaction acquires, any direct or indirect "beneficial ownership" (referred to herein as a "Personal Securities Transaction")
          unless:

          1.   pre-clearance of the transaction has been obtained; and

          2.   the transaction is reported in writing to the Local Compliance
               Group in accordance with the requirements below.

     B.   Restrictions and Limitations on Securities Transactions

          Except where otherwise indicated, the following restrictions and limitations govern investments and securities transactions by
          Employees:

          1.   Covered Securities (defined in sub-section A. above), purchased may not be sold until at least 30 calendar days from the purchase trade date and may not be sold at a profit until at least 60 calendar days from the purchase trade date. Covered Securities sold may not be repurchased until at least 30 calendar days from the sale trade date. In addition, Covered Securities sold may not be purchased at a lower price until at least 60 calendar days from the sale trade date. Any violation may result in
               disgorgement of all profits from the transactions as well as other possible sanctions.

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          2.   Morgan Stanley/Van Kampen open-end mutual funds purchased may not be sold, redeemed or exchanged until at least 60 calendar days from the purchase trade date. In the event of financial hardship, exceptions to this Policy may be granted, but only with the prior written approval of Compliance and the employee's supervisor and consistent with the Funds' prospectuses.

          3.   No short sales are permitted.

          4.   No transactions in options or futures are permitted, except that listed options may be purchased, and covered calls written. No option may be purchased or written if the expiration date is less than 60 calendar days from the date of purchase. No option position may be closed at a profit less than 60 calendar days from the date it is established.

          5.   No Employee may acquire any security in an initial public
               offering (IPO) or any other public underwriting. No Employee shall purchase shares of a registered investment company that is managed by a Covered Company if such investment company is not generally available to the public, unless the vehicle is designed for Morgan Stanley employees and there is no intention of it becoming public in the future.

          6a.  Private placements of any kind may only be acquired with special permission from the Code of Ethics Review and if approved, will be subject to monitoring by the Local Compliance Group. Any
               Employee wishing to request approval for private placements must complete a Private Placement Approval Request Form and submit the form to the Local Compliance Group. A copy of the Private
               Placement Approval Request Form, which may be revised from time to time, is attached as EXHIBIT A. Where the Code of Ethics
               Review Committee approves any acquisition of a private placement, its decision and reasons for supporting the decision will be documented in a written report, which is to be kept for five years by the Local Compliance Group after the end of the fiscal year in which the approval was granted.

          6b.  Any Employee who has a personal position in an issuer through a private placement must affirmatively disclose that interest if such person is involved in consideration of any subsequent investment decision by a Fund or Managed Account regarding any security of that issuer or its affiliate. In such event, the
               President or Chief Investment Officer of Investment Management
               shall independently determine the final investment decision.
               Written records of any such circumstance shall be sent to the
               Local

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               Compliance Group and maintained for a period of five years after the end of the fiscal year in which the approval was granted.

          Restrictions 7.a. and 7.b. apply only to portfolio managers and research analysts (and all persons reporting to portfolio managers and research analysts) of Investment Management. Restriction 7.c. applies only to personnel in the trading department of each Covered Company.

          7a.  No purchase or sale transaction may be made in any Covered
               Security by any portfolio manager or research analyst (or person reporting to a portfolio manager or research analyst) for a period of 7 calendar days before or after that Covered Security is bought or sold by any Fund (other than Morgan Stanley
               Value-Added Market Series, Morgan Stanley Select Dimensions
               Investment Series - Value-Added Market Portfolio, and Morgan
               Stanley index funds, or Portfolios) or any Managed Account (other than index-based Managed Accounts) for which such portfolio manager or research analyst (or person reporting to a portfolio manager or research analyst) serves in that capacity.

          7b.  The definition of portfolio manager shall also extend to any person involved in determining the composition of the portfolios of Funds that are UITs or who have knowledge of a composition of a UIT portfolio prior to deposit. These individuals shall not buy or sell a Covered Security within 7 calendar days before or after such Covered Security is included in the initial deposit of a UIT portfolio.

          7c.  No purchase or sale transaction may be made in any Covered
               Security traded through the appropriate Covered Company's trading desk(s) (as determined by the Local Compliance Group) by any person on that trading desk at the same time that any Fund (other than Morgan Stanley Value-Added Market Series, Morgan Stanley
               Select Dimensions Investment Series-Value-Added Market Portfolio,
               and Morgan Stanley index funds, or Portfolios) or any Managed
               Account (other than index-based Managed Accounts) has a pending purchase or sale order in that same Covered Security.

          7d.  Any transaction by persons described in sub-sections 7.a., 7.b., and 7.c. above within such enumerated period may be required to be reversed, if applicable, and any profits or, at the discretion of the Code of Ethics Review Committee, any differential between the sale price of the Personal Security Transaction and the subsequent purchase or sale price by a relevant Fund or Managed
               Account during the enumerated period, will be subject to
               disgorgement; other sanctions may also be applied.

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          8.   No Employee shall purchase or sell any Covered Security which to their knowledge at the time of such purchase or sale: (i) is being considered for purchase or sale by a Fund or a Managed
               Account; or (ii) is being purchased or sold by a Fund or a
               Managed Account. With respect to portfolio managers and research analysts (and all persons reporting to portfolio managers and research analysts) of a Covered Company, no such persons may purchase shares of a closed-end investment company over which such person exercises investment discretion.

          9.   If a transaction is not executed on the day pre-clearance is granted, it is required that pre-clearance be sought again on a subsequent day (i.e., open orders, such as limit orders, good until cancelled orders and stop-loss orders, must be cleared each day until the transaction is effected).

          10.  Employees shall not participate in investment clubs.

          IMPORTANT: Regardless of the limited applicability of Restrictions
          7.a., 7.b., and 7.c. each Local Compliance Group monitors all transactions by Employees in all locations in order to ascertain any pattern of conduct that may evidence actual or potential conflicts with the principles and objectives of the Code, including a pattern of front-running. The Compliance Group of each Covered Company: (i) on a quarterly basis, will provide the Boards of Directors/Trustees of the
          Funds it manages with a written report that describes any issues that arose during the previous quarter under the Code and, if applicable, any Funds' Sub-Adviser's Code of Ethics, including but not limited to, information about material violations and sanctions imposed in response to the material violations; and (ii) on an annual basis, will certify that each Covered Company has adopted procedures reasonably necessary to prevent its Employees from violating the Code. Also, as stated elsewhere in this Code, any violation of the foregoing restrictions may result in disgorgement of all profits from the transactions as well as other possible sanctions.

     C.   Pre-Clearance Requirement

          1.   Procedures

               (a)  From Whom Obtained

                    All Employees are required to obtain pre-clearance of a
                    Personal Securities Transaction by: (i) confirming that no open orders exist in the same or related security with the appropriate trading desk(s)

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               (as determined by the Local Compliance Group); and (ii) having the transaction approved by the Local Compliance Group.

               Portfolio managers and research analysts (or persons reporting to portfolio managers or research analysts) of Investment Management seeking approval for a Personal Securities Transaction must obtain an additional approval signature from a designated Senior
               Portfolio Manager (prior to pre-clearance from the Local
               Compliance Group). Trading desk personnel at any Covered Company seeking approval for a Personal Securities Transaction must obtain an additional approval signature from their immediate supervisor prior to pre-clearance from the Local Compliance
               Group.

               A copy of the Personal Securities Transaction Approval Form, which may be revised from time to time, is attached as EXHIBIT B.

               Each Local Compliance Group has implemented procedures reasonably designed to monitor purchases and sales effected pursuant to these pre-clearance procedures.

          (b)  Permitted Brokerage Accounts

               All securities transactions must be made through a Morgan Stanley brokerage account(1). No other brokerage accounts are permitted unless special permission is obtained from the Local Compliance
               Group. If an Employee maintains an account(s) outside of Morgan
               Stanley, that Employee must transfer his/her account(s) to a
               Morgan Stanley brokerage account as soon as practical (generally thirty days or less). Failure to do so will be considered a significant violation of the Code. In the event permission to maintain an outside brokerage account is granted by the Local
               Compliance Group, it is the responsibility of the Employee to arrange for duplicate confirmations of all securities
               transactions and brokerage statements to be sent to the Local
               Compliance Group.

               Prior to opening a Morgan Stanley brokerage account, Employees must obtain approval from their Local Compliance Group. No
               Employee may open a brokerage account unless a completed and signed copy of a Morgan Stanley Employee Account Request Form is submitted to the Local Compliance Group for approval. A copy of the Morgan Stanley Employee Account Request Form, which may

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(1)  Morgan Stanley brokerage account shall mean an account with an affiliated
     Morgan Stanley broker in the Employee's local jurisdiction.

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               be revised from time to time, is attached as EXHIBIT C. After account has been opened, Employees are responsible for reporting their Morgan Stanley account number to the Local Compliance
               Group.

               The opening of an account for purchase of Morgan Stanley/ Van
               Kampen open-end mutual funds (other than participation in the
               Morgan Stanley 401(k) Plan) must be approved in advance by
               Compliance. Duplicate confirmations of all transactions and statements must be sent to the Local Compliance Group.

          (c)  Personal Securities Transaction Approval Form

               Pre-clearance must be obtained by completing and signing the
               Personal Securities Transaction Approval Form, provided for that purpose, and obtaining the proper pre-clearance signatures. The
               Approval Form must also indicate, as applicable, the name of the individual's financial advisor, the branch office numbers, as well as other required information.

               If an Employee has more than one account under his/her control, the Employee must indicate for which account the trade is
               intended on the Personal Securities Transaction Approval Form.
               Employees are required to have duplicate copies of their trade confirms and account statements (which can be electronically transmitted) sent to the Local Compliance Group for each account the Employee has, or as a result of the transaction acquires, any direct or indirect beneficial ownership (as defined in
               sub-section C.4. below).

          (d)  Filing

               After all required signatures are obtained, the Personal
               Securities Transaction Approval Form must be filed with the Local
               Compliance Group by noon of the day following execution of the trade for filing in the respective individual's Code of Ethics file. The Employee should retain a copy for his/her records. (The
               Local Compliance Group will also retain a copy of the form if a pre-clearance request is denied.)

     2.   Factors Considered in Pre-Clearance of Personal Securities
          Transactions

          In reviewing any trade for approval, the following factors, among others, will generally be considered in determining whether or not to clear a proposed transaction:

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          (a)  Whether the amount or the nature of the transaction, or the person making it, is likely to affect the price or market of security that is held by a Fund or a Managed Account Client.

          (b)  Whether the purchase or sale transaction of the Covered Security by the Employee: (i) is being considered for purchase or sale by a Fund or a Managed Account; or (ii) is being purchased or sold by a Fund or a Managed Account Client.

          (c)  Whether the individual making the proposed purchase or sale is likely to benefit from purchases or sales being made or
               considered on behalf of any Fund or a Managed Account Client.

          (d)  Whether the transaction is non-volitional on the part of the individual.

          (e)  Whether the transaction is conducted in a manner that is consistent with the Code to avoid any potential for appearance of impropriety.

          In addition to the requirements set forth in the Code, the Local
          Compliance Group and/or, if applicable, designated Senior Portfolio
          Manager/immediate trading room supervisor (as appropriate), in keeping with the general principles and objectives of the Code, may refuse to grant pre-clearance of a Personal Securities Transaction in their sole discretion without being required to specify any reason for the refusal.

     3.   Exempt Securities

          (a)  The securities listed below are exempt from: (i) the restrictions of Section V., sub-sections B.1., B.2., B.7a-d. and B.8.; (ii)
               the pre-clearance requirements; and (iii) the initial, quarterly and annual reporting requirements. Accordingly, it is not
               necessary to obtain pre-clearance for Personal Securities
               Transactions in any of the following securities, nor is it necessary to report such securities in the quarterly transaction reports or the initial and annual securities holdings list:

               (i)    Direct obligations of the United States Government(2);

               (ii)   Bank Certificates of Deposit;

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(2)  Includes securities that carry full faith and credit of the U.S. government for the timely payment of principal and interest, such as Ginnie Maes, U.S.
     Savings Bonds, and U.S. Treasuries. For international offices, the equivalent shares in fixed income securities issued by the government of their respective jurisdiction; however such securities are subject to the initial and annual reporting requirements of sub-section D.

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               (iii)  Bankers' Acceptances;

               (iv)   Commercial Paper; and

               (v)    High Quality Short-Term Debt Instruments (which for these
                      purposes are repurchase agreements and any instrument that has a maturity at issuance of less than 366 days that is
                      rated in one of the two highest categories by a Nationally
                      Recognized Statistical Rating Organization).

               (vi)   Shares held in Morgan Stanley, Van Kampen and non-Morgan
                      Stanley money market Funds.

               (vii)  Shares held in non-Morgan Stanley/Van Kampen open-end mutual funds.

          (b)  Transactions in redeemable Unit Investment Trusts are exempt from the restrictions contained in Section V., sub-sections B.1. ,
               B.6. and B.7 and the pre-clearance requirement of Section V., sub-section C., but are subject to the initial, quarterly and annual reporting requirements of Section V. , sub-section D.

          (c)  Shares of Morgan Stanley/Van Kampen open-end mutual funds are exempt from the pre-clearance requirement of Section V.
               subsection C.1.a., but are subject to the account opening
               restrictions of Section V. subsection C.1.b, initial, quarterly and annual reporting requirements of Section V. subsection D. and the holding period restrictions contained in Section V.,
               sub-section B.2. Exchange Traded Funds ("ETFs") and closed-end funds must be pre-cleared and are subject to all other reporting requirements.

          (d)  All Employees wishing to participate in an issuer's direct stock purchase plan or automatic dividend reinvestment plans must submit a memorandum to the Local Compliance Group stating the name and the amount to be invested in the plan. Any sale
               transactions from an automatic dividend reinvestment plan must be pre-approved. Purchases under an issuer's direct stock purchase plan or automatic dividend reinvestment plan are exempt from the restrictions contained in sub-sections B.1. , B.7a-d. and B.8.
               and the pre-clearance requirement but are subject to the initial, quarterly and annual reporting requirements.

          (e)  Holdings and transactions in MWD stock(3) are subject to the initial, quarterly and annual reporting requirements as well as the 30-day holding period restriction and the 60-day short swing profit restriction

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(3)  In connection with the sale of MWD stock, periodic purchases through employer sponsored equity purchase plans shall not be looked to in calculating the 30-day holding period restriction or the 60-day short swing profit restriction.

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               and the pre-clearance requirements described above. The
               restrictions imposed by Morgan Stanley on Senior Management and other persons in connection with transactions in MWD stock are in addition to this Code, and must be observed to the extent
               applicable. Employees are required to read the Code of Conduct for a listing of specific restrictions and limitations relating to the purchase or sale of MWD stock.

          (f)  Transactions in Morgan Stanley and Van Kampen mutual funds within the Morgan Stanley 401(k) Plan(4) are exempt from the
               pre-clearance requirement of Section V. subsection C, but are subject to the initial, quarterly and annual reporting
               requirements of Section V. subsection D. and the holding period restrictions contained in Section V., sub-section B.2.

          (g)  Employees may maintain fully discretionary accounts managed by either an internal or external registered investment adviser provided that each of the following conditions are met: (i) the investment program is offered by Morgan Stanley; (ii) the
               portfolio manager's strategy/investment discipline/investment program offered/utilized is the same for both Employee and non-Employee client accounts; (iii) written permission is
               obtained from the Director of Compliance and the Chief Investment
               Officer (or their designees) prior to opening a fully
               discretionary account; (iv) written certification is obtained stating that there will be no communication between the portfolio manager and the Employee with regard to investment decisions prior to execution; and (v) Employee accounts will be treated no differently from non-Employee accounts. The Employee must
               designate duplicate copies of trade confirmations and statements to be sent to the Compliance Department. To the extent that an
               Employee directs trades for tax purposes, that Employee shall obtain pre-clearance for each transaction from his/her Local
               Compliance Group.

     4.   Accounts Covered

          An Employee must obtain pre-clearance for any Personal Securities
          Transaction if such Employee has, or as a result of the transaction acquires, any direct or indirect beneficial ownership in the security.

          The term "beneficial ownership" shall be interpreted with reference to the definition contained in the provisions of Section 16 of the
          Securities

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(4)  This includes Morgan Stanley Retirement Plans that are equivalent to 401(k)
     Plans in jurisdictions outside the United States.

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          Exchange Act of 1934. Generally, a person is regarded as having beneficial ownership of securities held in the name of:

          (a)  the individual; or

          (b)  a husband, wife or a minor child; or

          (c)  a relative sharing the same house; or

          (d)  other person if the Employee:

               (i)   obtains benefits substantially equivalent to ownership of
                     the securities;

               (ii)  can obtain ownership of the securities immediately or at some future time; or

               (iii) can have investment discretion or otherwise can exercise control.

          The following circumstances constitute Beneficial Ownership by an
          Employee of securities held by a trust:

          (a)  Ownership of securities as a trustee where either the Employee or members of the Employee's immediate family have a vested interest in the principal or income of the trust.

          (b)  Estate or trust accounts in which the Employee has the power to effect investment decisions, unless a specific exemption is granted.

          (c)  Any Employee who is a settlor of a trust is required to comply with all the provisions of the Code, unless special exemption in advance is granted by the Local Compliance Group and: (i) the
               Employee does not have any direct or indirect beneficial interest in the trust; (ii) the Employee does not have the direct or indirect power to effect investment decisions for the trust, and
               (iii) the consent of all the beneficiaries is required in order for the Employee to revoke the trust.

          It is the responsibility of the Employee to arrange for duplicate confirmations of all securities transactions and statements to be sent to the Local Compliance Group. The final determination of beneficial ownership is a question to be determined in light of the facts of each particular case.

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          If there are any questions as to beneficial ownership, please contact your Local Compliance Group.

     5.   Exemption from Pre-clearance Requirement

          Pre-clearance is not required for any account where the Employee does not have direct or indirect beneficial ownership. In case of doubt as to whether an account is covered by the Code, Employees must consult with their Local Compliance Group.

D.   Report of Transactions

     1.   Transactions and Accounts Covered

     (a)  All Personal Securities Transactions in Covered Securities, and all
          securities transactions in Morgan Stanley/Van Kampen open-end mutual funds must be reported in the next quarterly transaction report after the transaction is effected. The quarterly report shall contain the following information:

          (i)  The date of the transaction, the title, interest rate and maturity date (if applicable), number of shares and principal amount of each security involved;

          (ii) The nature of the transaction (i.e., purchase, sale, or any other type of acquisition or disposition);

          (iii) The price at which the purchase or sale was effected;

          (iv) The name of the broker, dealer, bank or other financial institution with, or through which, the purchase or sale was effected; and

          (v)  The date the report was submitted to the Local Compliance Group by such person.

          In addition, any new brokerage or Morgan Stanley/Van Kampen open-end mutual fund account(s) opened during the quarter without approval from the Local Compliance Group as well as the date(s) the account(s) was
          (were) opened must be reported. The report must contain the following information:

          (i)  The name of the broker, dealer, bank or other financial institution with whom the (i) account was established;

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          (ii) The date the account was established; and

          (iii) The date the report was submitted to the Local Compliance Group.

     (b)  An Employee need not make a quarterly transaction report if he/she:
          (i) maintains only a Morgan Stanley brokerage account and/or Morgan
          Stanley 401(k) Plan and the report would duplicate information contained in the trade confirms, system generated reports or account statements received by the Local Compliance Group; and (ii) has not opened any new brokerage accounts or mutual fund accounts without obtaining approval from their Local Compliance Group during the quarter.

     2.   Time of Reporting

          (a)  Initial Listing of Securities Holdings and Brokerage and Morgan
               Stanley/Van Kampen Mutual Fund Accounts Report

               Each Employee must provide an Initial Listing of Securities
               Holdings and Brokerage Accounts Report to their Local Compliance
               Group disclosing: (i) all Covered Securities, Morgan Stanley/Van
               Kampen open-end mutual funds, and private placement securities, beneficially owned by the Employee listing the title of the security, number of shares held, and principal amount of the security; (ii) the name of the broker, dealer, bank or financial institution where the Employee maintains a personal account; and
               (iii) the date the report is submitted by the Employee.

          (b)  Quarterly Securities Transactions and New Brokerage and Morgan
               Stanley/Van Kampen Mutual Fund Accounts Reports

               Quarterly Securities Transactions and New Brokerage and Mutual
               Fund Accounts Reports must be submitted by Employees within 10 calendar days after the end of each calendar quarter. Any new brokerage or mutual fund account(s) opened during the quarter without their Local Compliance Group's prior approval, as well as the date(s) the account(s) was (were) opened, must be reported within 10 calendar days after the end of each calendar quarter.

          (c)  Annual Listing of Securities Holdings Reports and Certification
               of Compliance

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               The Annual Listing of Securities Holdings Report and
               Certification of Compliance requires all Employees to provide an annual listing of holdings of: (i) all Covered Securities
               beneficially owned and all Morgan Stanley/Van Kampen open-end mutual funds, listing the title of the security, number of shares held, and principal amount of the security as of December 31 of the preceding year, (ii) the name of any broker, dealer, bank or financial institution where the account(s) in which these Covered
               Securities were maintained, as of December 31 of the preceding year; and (iii) the date the report is submitted. This report must be provided no later than 30 calendar days after December 31 each year. In the case of Employees maintaining a Morgan Stanley brokerage account(s),Morgan Stanley/Van Kampen open-end mutual funds, and/or Morgan Stanley 401(k) Plan for which trade
               confirms, system generated reports or account statements are already received on a quarterly basis by the Local Compliance
               Group, an annual certification (Certification of Compliance) that the holdings information already provided to the Local Compliance
               Group accurately reflects all such holdings will satisfy the aforementioned requirement.

     3.   Form of Reporting

          The Initial Listing of Securities Holdings and Brokerage Accounts
          Report, Quarterly Securities Transactions and New Brokerage Accounts
          Reports, and the Annual Listing of Securities Holdings Report and
          Certification of Compliance must be completed on the appropriate forms, attached as EXHIBITS D, E, AND F respectively, which would be provided by each Local Compliance Group. By not submitting a quarterly transaction report form, an Employee will be deemed to have represented that such person has: (i) executed reportable transactions only in accounts listed with the Local Compliance Group; or (ii) only traded securities exempt from the reporting requirements. Copies of the Initial Listing of Securities Holdings Report and Brokerage and
          Mutual Fund Accounts Report, Quarterly Securities Transactions and New
          Brokerage and Mutual Fund Accounts Reports, and the Annual Listing of
          Securities Holdings Report and Certification of Compliance, which may be revised from time to time, are attached as EXHIBITS D, E, AND F, respectively.

     4.   Responsibility to Report

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          The responsibility for reporting is imposed on each individual required to make a report. Any effort by a Covered Company to facilitate the reporting process does not change or alter that individual's responsibility.

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     5.   Leave of Absence

          Employees on leave of absence may not be subject to the pre-clearance and reporting provisions of the Code, provided that, during their leave period, they: (i) do not participate in, obtain information with respect to, make recommendations as to, or make the purchase and sale of securities on behalf of a Fund or a Managed Account Client; and
          (ii) do not have access to information regarding the day-to-day investment activities of Investment Management.

     6.   Where to File Report

          All reports must be filed by Employees with their Local Compliance
          Group.

     7.   Responsibility to Review

          Each Local Compliance Group will review all Initial Listing of
          Securities Holdings and Brokerage and Mutual Fund Accounts Reports,
          Quarterly Securities Transactions and New Brokerage and Morgan
          Stanley/Van Kampen Mutual Fund Accounts Reports, and Annual Listing of
          Securities Holdings Reports and Certification of Compliance, filed by
          Employees, as well as broker confirmations, system generated reports, and account statements.

VI.  Review Committee

     A Code of Ethics Review Committee, consisting of the President/Chief
     Operating Officer, Chief Investment Officer, Chief Legal Officer, and the
     Chief Administrative Officer - Investments of Morgan Stanley Investment
     Management or their designees will review and consider any proper request of an Employee for relief or exemption from any restriction, limitation or procedure contained herein consistent with the principles and objectives outlined in this Code. The Committee shall meet on an ad hoc basis, as it deems necessary, upon written request by an Employee stating the basis for the requested relief. The Committee's decision is within its sole discretion.

VII. Service as a Director

     No Employee may serve on the board of any company without prior approval of the Code of Ethics Review Committee. If such approval is granted, it will be subject to the implementation of information barrier procedures to isolate any such person from making investment decisions for Funds or
     Managed Accounts concerning the company in question.

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VIII. Gifts

      No Employee shall accept directly or indirectly anything of value, including gifts and gratuities, in excess of $100 per year from any person or entity that does business with any Fund or Managed Account, not including occasional meals or tickets to theater or sporting events or other similar entertainment.(5) Client entertainment expenses generally are not considered gifts if: (i) Firm personnel are present; (ii) a Firm client is present; and (iii) the entertainment is not so regular or frequent that it creates the appearance of impropriety.

IX.   Sanctions

      Upon discovering a violation of this Code, Investment Management may impose such sanctions as they deem appropriate, including a reprimand
      (orally or in writing), demotion, suspension or termination of employment and/or other possible sanctions. The President/Chief Operating Officer of
      Investment Management and the Chief Legal Officer or Compliance Officer
      together, are authorized to determine the choice of sanctions to be imposed in specific cases, including termination of employment.

X.    Employee Certification

      Employees are required to sign a copy of this Code indicating their understanding of, and their agreement to abide by the terms of this Code.

      In addition, Employees will be required to certify annually that: (i) they have read and understand the terms of this Code and recognize the responsibilities and obligations incurred by their being subject to this
      Code; and (ii) they are in compliance with the requirements of this Code, including but not limited to the reporting of all brokerage accounts, and the pre-clearance of all non-exempt Personal Securities Transactions in accordance with this Code.

--------
(5)  For MSAITM-Tokyo, the receipt of gifts shall not be in excess of (Y)20,000 per year. For MSIM-Mumbai, the receipt of gifts shall not be in excess of
     INR 4,500. For MSIM-Singapore, the receipt of gifts shall not be in excess of SGD 170. For MSIM-Ltd, the receipt of gifts shall not be in excess of
     Europe (pound)50 or equivalent.

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I have read and understand the terms of the above Code. I recognize the responsibilities and obligations, including but not limited to my quarterly transaction, annual listing of holdings, and initial holdings reporting obligations (as applicable), incurred by me as a result of my being subject to this Code. I hereby agree to abide by the above Code.

--------------------------------------  ---------------------------------------
(Signature)                             (Date)

--------------------------------------
(Print name)

TO COMPLETE THE ACKNOWLEDGEMENT PROCESS YOU MUST ELECTRONICALLY ACKNOWLEDGE BY
CLICKING ON YOUR BROWER'S BACK BUTTON TO REACH THE ACKNOWLEDGEMENT SCREEN. YOU
MUST ALSO PRINT THE ACKNOWLEDGEMENT FORM [LINK], SIGN AND RETURN IT TO YOUR
LOCAL COMPLIANCE GROUP [LINK] BY XXXX XX, XXXX.

MORGAN STANLEY INVESTMENT MANAGEMENT CODE OF ETHICS

DATED: XXXX XX, XXXX

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                                                                      SCHEDULE A

MORGAN STANLEY INVESTMENT ADVISORS INC. ("ADVISORS")
MORGAN STANLEY INVESTMENT MANAGEMENT INC. ("MSIM")
MORGAN STANLEY INVESTMENT MANAGEMENT LIMITED ("MSIM-LTD.")
MORGAN STANLEY INVESTMENT MANAGEMENT COMPANY ("MSIM-SINGAPORE")
MORGAN STANLEY ASSET & INVESTMENT TRUST MANAGEMENT CO., LIMITED ("MSAITM-TOKYO")
MORGAN STANLEY INVESTMENT MANAGEMENT PRIVATE LIMITED ("MSIM MUMBAI")
MORGAN STANLEY ALTERNATIVE INVESTMENT PARTNERS LP ("AIP-LP")
MORGAN STANLEY AIP GP LP  ("AIP GP-LP")
MORGAN STANLEY HEDGE FUND PARTNERS GP LP
MORGAN STANLEY HEDGE FUND PARTNERS LP
MORGAN STANLEY SERVICES COMPANY INC. ("SERVICES")
MORGAN STANLEY DISTRIBUTORS INC. ("MORGAN STANLEY DISTRIBUTORS")
MORGAN STANLEY DISTRIBUTION, INC. ("MORGAN STANLEY DISTRIBUTION")
MORGAN STANLEY & CO. INCORPORATED  ("MORGAN STANLEY & CO.")
VAN KAMPEN ASSET MANAGEMENT ("VKAM")
VAN KAMPEN ADVISORS INC. ("VK ADVISORS")
VAN KAMPEN INVESTMENTS, INC. ("VK INVESTMENTS")
VAN KAMPEN FUNDS INC. ("VK FUNDS")

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